Exhibit 99.1
[PRESS RELEASE]
Comstock Homebuilding Companies, Inc. Reports Third Quarter Earnings for Three Months Ended September 30, 2006
Monday November 6, 8:30 am ET
RESTON, VA—Nov 6, 2006 — Comstock Homebuilding Companies, Inc. (NASDAQ:CHCI) (“Comstock or the “Company”) today announced financial results for three and nine months ended September 30, 2006. For the three months ended September 30, 2006 the Company reported a net loss of $5.8 million or ($0.36) per share basic and diluted on total revenue of $35.3 million as compared to net income of $11.5 million or $0.82 per share basic and $0.81 per share diluted on $78.4 million of total revenue for the three months ended September 30, 2005. The Company reported a net loss for the nine months ended September 30, 2006 of $11.6 million or ($0.78) per share basic and diluted as compared to net income of $18.4 million or $1.47 per share basic and $1.45 per share diluted on total revenue of $147.1 million for the nine months ended September 30, 2005.
The Company announced that for the three months ended September 30, 2006 it had recorded a non-cash pre-tax charge to assets of $1.8 million as a result of impairments to its real estate inventory. The Company announced that it had not written off any option deposits during the three months ended September 30, 2006. The total non-cash pre-tax impairment charges for the nine months ended September 30, 2006 was $14.7 million.
The Company will conduct a conference call for interested investors on Monday, November 6, 2006, at 10:00 a.m. Eastern Standard Time. During the call the Company will discuss the financial results detailed in this release. The dial-in number for the conference call is (800) 632-2975 and the access code is 8046790; the call may also be accessed on the Internet at www.comstockhomebuilding.com in the Investor Relations section.
Summary of Sales and Settlement Results

	Three months ended September 30,
	2006	2005	% Change
($ in 000s except units)
Net new orders	93	117	-20.5%
Net new order revenue	$26.3	$34.4	-23.5%

Settlements	110	202	-45.5%
Settlement revenue	$30.4	$72.4	-58.0%

Backlog units	549	567	-3.2%
Backlog revenue	$211.0	$231.8	-9.0%

	Nine months ended September 30,
	2006	2005	% Change
($ in 000s except units)
Net new orders	466	523	-10.9%
Net new order revenue	$139.3	$197.8	-29.6%

Settlements	387	403	-4.0%
Settlement revenue	$117.1	$140.5	-16.7%

Backlog units	549	567	-3.2%
Backlog revenue	$211.0	$231.8	-9.0%

     Highlights of Financial Results — Three months ended September 30, 2006:
—	The Company reported a net loss of $5.8 million or ($0.36) per share basic and diluted, as compared to net income of $11.5 million or $0.82 per share basic and $0.81 per share diluted for the three months ended September 30, 2005;

—	As a result of softening market conditions and project repositioning in the Company’s markets, the Company recorded a $1.8 million non-cash charge to assets for impairments to its real estate inventory at four projects, two of which were in Atlanta and two in Raleigh;

—	On a pro-forma basis, before impairments option contract related write offs, the Company reported a net loss after tax of $4.7 million or ($0.29) per share for the three months ended September 30, 2006 as compared to net income of $0.73 per share on a pro-forma basis for the three months ended September 30, 2005, as adjusted for the current share count;

—	Total revenue was $35.3 million with $30.4 million of revenue from homebuilding as compared to total revenue of $78.4 million for the three months ended September 30, 2005 with $72.4 million of revenue derived from homebuilding;

—	The Company delivered 110 new homes at an average per unit revenue of approximately $276,000 as compared to 202 new homes at an average per unit revenue of $358,000 for the three months ended September 30, 2005;

—	Gross profit from homebuilding was $2.1 million on a pro-forma basis before impairments representing a 6.8% gross margin as compared to $21.6 million for the three months ended September 30, 2005 representing a gross margin from homebuilding of 30.0%;

—	New order revenue was $26.3 million on 93 new orders for an average new order revenue of $283,000 as compared to $34.4 million of new order revenue on 117 new orders for an average of $294,000 per new order for the three months ended September 30, 2005;

—	Backlog at September 30, 2006 was $211.0 million on 549 units as compared to $231.8 million on 567 units at September 30, 2005.
Highlights of Financial Results — Nine months ended September 30, 2006:
—	The Company reported a net loss of $11.6 million or ($0.78) per share basic and diluted, as compared to net income of $18.4 million or $1.47 per share basic and $1.45 per share diluted for the nine months ended September 30, 2005;

—	On a pro-forma basis, before impairments and non-cash option contract related write offs, the Company reported a net loss after tax of $2.7 million or ($0.18) per share for the nine months ended September 30, 2006 as compared to net income of $1.23 per share on a pro-forma basis for the nine months ended September 30, 2005, as adjusted for the current share count;

—	Total revenue was $122.6 million with $117.1 million of revenue from homebuilding, as compared to total revenue of $147.1 million for the nine months ended September 30, 2005 with $140.5 million of revenue derived from homebuilding;

—	The Company delivered 387 new homes at an average per unit revenue of approximately $303,000 as compared to 403 new homes at an average per unit revenue of $349,000 for the nine months ended September 30, 2005;

—	Gross profit from homebuilding was $20.3 million on a pro-forma basis before impairments and write-offs representing a 17.4% gross margin as compared to $42.4 million for the nine months ended September 30, 2005 representing a gross margin from homebuilding of 30.2%;

—	New order revenue was $139.3 million on 466 new orders for an average new order revenue of $299,000 as compared to $197.8 million of new order revenue on 523 new orders for an average of $378,000 per new order for the nine months ended September 30, 2005.
“Market conditions continue to present challenges for our industry,” said Christopher Clemente, Chairman and Chief Executive Officer. “Currently, our focus is on balance sheet enhancement, risk mitigation, project positioning, cost controls, and lender relationships. We believe we will weather this storm and that the upcoming settlements at the Eclipse project will position Comstock for a better 2007 and beyond.”
About Comstock Homebuilding Companies, Inc.
Established in 1985, Comstock Homebuilding Companies is a diversified real estate development firm with a focus on moderately priced for-sale residential products. Comstock builds and markets single-family homes, townhouses, mid-rise condominiums, high-rise condominiums, mixed-use urban communities and active adult communities. The company currently markets its products under the Comstock Homes brand in the Washington, D.C.; Raleigh, North Carolina; and Atlanta, Georgia metropolitan areas. Comstock develops mixed-use, urban communities and active-adult communities under the Comstock Communities brand. Comstock Homebuilding Companies Inc. trades on Nasdaq under the symbol CHCI. For more information on the Company or it projects please visit http://www.comstockhomebuilding.com.
Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions, including statements related to Comstock’s expected future financial results and anticipated growth in the Washington, D.C. housing market, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, economic, market and competitive conditions affecting Comstock and its operations and products, risks and uncertainties relating to the market for real estate generally and in the areas where Comstock has projects, the availability and price of land suitable for development, materials prices, labor costs, interest rates, Comstock’s ability to service its significant debt obligations, fluctuations in operating results, anticipated growth strategies, continuing relationships with affiliates, environmental factors, government regulations, the impact of adverse weather conditions or natural disasters and acts of war or terrorism. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the prospectus from Comstock’s initial public offering, as filed with the Securities and Exchange Commission on December 15, 2004. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Preliminary Financial Results from Operations
COMSTOCK HOMEBUILDING COMPANIES
INCOME STATEMENT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues
Sale of real estate—Homes	$30,367	$72,409	$117,083	$140,473
Other revenue	4,913	6,028	5,489	6,604

Total revenue	35,280	78,437	122,572	147,077

Expenses
Cost of sales of real estate	28,290	50,838	96,746	98,087
Cost of sales of other	4,994	3,118	5,024	3,138
Impairments and write-offs	1,802	0	14,717	0
Selling, general and administrative	9,903	6,562	25,978	17,222

Operating income	(9,709)	17,919	(19,893)	28,630
Other (income) expense, net	(330)	(463)	(918)	(653)

Income before minority interest and equity in earnings of real estate partnerships	(9,379)	18,382	(18,975)	29,283
Minority interest	12	6	17	14

Income before equity in earnings of real estate partnerships	(9,391)	18,376	(18,992)	29,269
Equity in earnings of real estate partnerships	(13)	48	(66)	82

Total pre-tax income	(9,404)	18,424	(19,058)	29,351
Income taxes	(3,650)	6,941	(7,421)	10,993

Net income	$(5,754)	$11,483	$(11,637)	$18,358

Basic earnings per share	(0.36)	0.82	(0.78)	1.47

Basic weighted average shares outstanding	15,804	13,987	14,946	12,491

Diluted earnings per share	(0.36)	0.81	(0.78)	1.45

Diluted weighted average shares outstanding	15,804	14,168	14,946	12,653

COMSTOCK HOMEBUILDING COMPANIES, INC.
BALANCE SHEET

	September	December
	30, 2006	31, 2005
ASSETS
Cash and cash equivalents	$10,840	$42,167
Restricted cash	16,330	10,800
Receivables	3,906	6,365
Note receivables	—	1,250
Due from related parties	3,567	2,899
Real estate held for development and sale	509,692	263,802
Inventory not owned — variable interest entities	54,666	89,890
Property, plant and equipment	2,071	605
Investment in real estate partnerships	(101)	(35)
Deferred income tax	—	2,545
Other assets	18,305	11,031

TOTAL ASSETS	$619,276	$431,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	66,668	59,131
Due to related parties	40	40
Obligations related to inventory not owned	52,032	83,015
Notes payable	310,274	142,994
Junior subordinated debt	30,000	—
Notes payable—related parties	663	663
Deferred income tax	6,986	—

TOTAL LIABILITIES	466,663	285,843

Commitments and contingencies (Note 15)

Minority interest	414	400

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 14,231,822 issued and outstanding	142	115
Class B common stock, $0.01 par value, 2,733,500 shares authorized, 2,733,500 issued and outstanding	27	27
Additional paid-in capital	147,633	126,461
Treasury stock, at cost (391,400 class A common stock)	(2,439)	—
Retained earnings (accumulated deficit)	6,836	18,473

TOTAL SHAREHOLDERS’ EQUITY	152,199	145,076

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$619,276	$431,319

Contact:
Media Contact:
Bryan Murray
Email Contact
703.883.1700 ext. 217

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